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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF PALFED, INC.
                          ----------------------------

                                                        JURISDICTION OF
NAME                                                     INCORPORATION
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Palmetto Federal Savings Bank of South Carolina.....  Federally-chartered

PALFED Investment Services, Inc.....................     South Carolina